Exhibit 99.1

Cardinal Health Raises Fiscal 2026 Outlook and Highlights Strategic Progress During J.P. Morgan Healthcare Conference Presentation

•Raising Fiscal 2026 Outlook: Cardinal Health is increasing expectations for fiscal year 2026 non-GAAP diluted earnings per share (EPS)1 to at least $10.00, from its prior guidance range of $9.65 to $9.85
•Accelerating Specialty Growth: The company expects that its Specialty revenues will surpass $50 billion in fiscal 2026, marking a 16% compounded annual growth rate (CAGR) over three years2
•Successfully Navigating IRA Changes: The company confirms the successful transition of its manufacturer distribution service agreements for all branded pharmaceutical products impacted by the 2026 Medicare Drug Price Negotiation Program
•Introducing ContinuCare™ Pathway: The company’s direct-to-patient at-Home Solutions business introduced the innovative ContinuCare™ Pathway program, which leverages the full Cardinal Health portfolio to simplify diabetes supply management for partner pharmacies and patients, and announced a key partnership with Publix Super Markets Inc.

DUBLIN, Ohio – January 13, 2026 – Cardinal Health (NYSE:CAH) today provided an update to its financial outlook for fiscal year 2026 and plans to highlight significant progress with its strategic growth initiatives during the 44th Annual J.P. Morgan Healthcare Conference.
"Our team's execution against our strategic growth plan continues to deliver meaningful results, and as a demonstration of our confidence and momentum, we are pleased to again raise our expectations for fiscal year 2026,” said Jason Hollar, CEO of Cardinal Health.
Raising Fiscal 2026 Outlook
Cardinal Health is raising expectations for fiscal year 2026 non-GAAP diluted EPS to at least $10.00, from its prior guidance range of $9.65 to $9.85. This increased outlook is driven by strong performance and execution across the company’s five operating segments. The company will provide further details and updates on its upcoming second quarter earnings call on February 5, 2026.
Accelerating Specialty Growth
Cardinal Health now anticipates over $50 billion of Specialty revenues in fiscal year 2026, which represents a 16% CAGR over three years2. This growth is driven by robust demand across specialty distribution, the expansion of the company’s MSO platforms and over 30% anticipated revenue growth in BioPharma Solutions in fiscal 2026.
In BioPharma Solutions, Cardinal Health is highlighting wins by its Sonexus™ Access and Patient Support business. Several leading manufacturer partners have recently selected Sonexus™ for their patient support hub programs, collectively serving over 1 million patients. This includes the transition to Sonexus™ of Sanofi and Regeneron’s Dupixent My Way patient support program, recognized as one of the largest in the industry, and several oncology programs from leading manufacturers.
These successes are a result of Cardinal Health’s purposeful investments in product innovation and technology, including its next-generation hub that digitizes and automates the patient support journey.

Successfully Navigating IRA Changes
The company successfully transitioned its manufacturer distribution service agreements for all branded pharmaceutical products impacted by the 2026 Medicare Drug Price Negotiation Program changes prior to the January 1st implementation date.
Reflecting its leading value proposition, Cardinal Health expects to continue to be appropriately compensated for its critical role in healthcare of safely, securely and efficiently delivering pharmaceuticals to end customers across the country.
Introducing ContinuCare™ Pathway
In a move to leverage its full portfolio in support of all of its customers, further simplify diabetes supply management and enhance patient access, Cardinal Health’s at-Home Solutions business announces the innovative ContinuCare™ Pathway program, enabled by its continued integration of the Advanced Diabetes Supply acquisition.
ContinuCare™ Pathway helps pharmacies and patients navigate complex insurance requirements by providing a unique pharmacy-to-supplier referral pathway for direct-to-patient home delivery of diabetes supplies covered under the medical benefit, such as continuous glucose monitors.
Publix Super Markets Inc., a leading grocery chain and recent Cardinal Health Pharmaceutical and Specialty Solutions new customer, has now enrolled its entire pharmacy network of nearly 1,400 pharmacies in the program, taking the ContinuCare™ Pathway program to over 11,000 retail and grocery pharmacies.
Webcasted Investor Events
The company will present at the J.P. Morgan Healthcare Conference today beginning at 12:00 p.m. Eastern.
To access the webcasts and corresponding presentations, visit Cardinal Health’s Investor Relations page. No access code is required. Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.
About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company’s customer-centric focus drives continuous improvement and leads to innovative solutions that improve people’s lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.
Contacts
Media: Erich Timmerman, Erich.Timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, Matt.Sims@cardinalhealth.com and 614.553.3661
1See "Forward Looking Non-GAAP Measures" below for definitions of the non-GAAP financial measures presented in this news release
2Anticipated FY24 to FY26 3-year CAGR, as of FY23 baseline

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include our ability to navigate uncertainties arising from proposed or final regulatory changes, including those related to pharmaceutical pricing and tariffs; manage uncertainties associated with the pricing of branded pharmaceuticals, the risk that we may fail to achieve our strategic objectives, including the continued execution of the GMPD Improvement Plan initiatives ; risks associated with recent acquisitions, including as a result of entry into new lines of businesses and risks associated with the integration of such businesses; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts, whether due to price increases or otherwise; risks associated with litigation matters, including a Department of Justice investigations focused on potential violations of the Anti-Kickback Statute and False Claims Act; the risk that events outside of our control, such as weather or geopolitical events, may impact demand for our products or may cause supply shortages that impact our cost and ability to fulfill customer demand; and the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8K reports and exhibits to those reports. This release reflects management’s views as of January 13, 2026. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com
Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2026 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $1.79 to $8.44, which includes a $6.79 charge related to the goodwill impairment charge for the GMPD segment in fiscal 2022.
Definitions
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.